EXHIBIT 99.1

Qumu Corporation

Conference Call

April 25, 2014

Operator

Ladies and gentlemen, thank you for standing by. Welcome to the Qumu Corporation Conference Call. During today’s presentation, all parties will be in a listen-only mode. Following the presentation, the conference will be open for questions. If you have a question, please press the star followed by the one on your touchtone phone. If you’d like to withdraw your question, please press the star followed by the two. If you’re using speaker equipment, please lift the handset before making your selection. This conference is being recorded today, April 25, 2014.

I would now like to turn the conference over to Doug Sherk of the EVC Group. Please go ahead, Mr. Sherk.

Doug Sherk

Thank you, Operator, and good morning everyone. Yesterday after market close, Qumu issued a press release announcing that it has entered into a definitive agreement to sell its disc publishing business to Equus Holdings, Inc. and its wholly owned subsidiary, Redwood Acquisition, Inc., in an all cash transaction valued at $23 million, subject to certain adjustments. The release is available on the Company’s corporate website at www.qumu.com.

Before we get started, during the course of this conference call, the company will make forward-looking statements about its future plans, objectives, beliefs, expectations and prospects. For this purpose, any statements made today that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are not guarantees of future actions, outcomes, results or performance. By their nature, these forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from the results discussed in or implied by the forward-looking statement. The risks and uncertainties associated with the proposed transaction and the Company’s business are identified in the press release relating to the transaction issued today. These forward-looking statements are made only as of the date this conference call was initially held and the Company assumes no obligation and does not intend to update these forward-looking statements after the date of this conference call, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

This morning, following the call, the management of Qumu is scheduled to speak with employees and customers of both its disc publishing and software operations. As a result, management has allocated 45 minutes for this morning’s call. We will take as many of your questions as time allows. Immediately after the call, Leigh Salvo and I will be available for follow up questions…our emails are dsherk@evcgroup.com and lsalvo@evcgroup.com, or you can call 415-652-9100. Additionally, later today management will be available for follow-up questions.

Finally, I would like to remind participants that the sole purpose of this morning’s call is to discuss the proposed transaction with Equus Holdings. Qumu will release its first quarter financial results on Monday, April 28th after market close and will conduct a conference at 4:30 p.m. ET to discuss the first quarter performance and outlook for the remainder of the year. Therefore, questions regarding the first quarter financial performance, or the outlook for 2014 will be deferred until Monday’s call. In advance, we thank participants for their cooperation.

With those details out of the way, I’d like to turn the call over to Sherman Black, President and CEO of Qumu Corporation.

Sherman Black

•	Good morning and thank you for joining us. Jim Stewart, our Chief Financial Officer, is also with me today.
•	Yesterday afternoon we announced that following an extensive review of strategic alternatives, Qumu has entered into a definitive agreement to sell our Rimage disc publishing operation to Equus Holdings, Inc. and its wholly owned subsidiary, Redwood Acquisition, Inc., in an all cash transaction valued at $23 million, subject to certain adjustments.
•	Equus Holdings is a Minneapolis-based company that has evolved from a custom computer manufacturer to a portfolio of technology companies primarily in the IT equipment and solutions markets. Equus has been in business for 25 years and became a 100% employee-owned ESOP seven years ago.
•	This sale will allow Qumu to focus our management and financial resources solely on our fast-growing enterprise video content management software business.
•	Importantly, it also enables our company to lock in the value of the disc publishing business for Qumu shareholders today and limit downside risk related to the future of the disc publishing business.

Terms of the Transaction

•	As I mentioned, the sale is an all cash transaction, valued at $23 million, subject to certain adjustments described in the purchase agreement. The proposed transaction is estimated to provide Qumu with approximately $19 to $20 million in net cash after closing costs, post-closing adjustments, taxes and the assumed return of the $2.3 million, 15 month escrow.
•	Upon closing, the Rimage disc publishing business will be operated as a wholly owned subsidiary within the Equus organization, which will leverage Equus’ corporate structure, but remain focused and committed to delivering best in class disc publishing solutions and customer support.
•	A fairness opinion was delivered to the Qumu board by Mooreland Partners, a Silicon Valley based investment bank focused on the technology industry retained by Qumu in May 2013. The transaction was unanimously approved by Qumu’s Board of Directors.
•	Closing is subject to certain conditions, including shareholder approval and buyer financing, and we anticipate completion by July 31, 2014.
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Benefits to Qumu Shareholders

•	We are excited about this transaction and the opportunity it presents our shareholders. Specifically,
•	Recent changes in technology and a shift to online file sharing in certain segments of the market have led to a decline in revenue from our disc publishing business from a peak of $108.9 million in 2007 to $64.7 million in 2013.
•	This decline has overshadowed the accelerating growth of our software business.
•	As part of its efforts to maximize the value of the disc publishing business for shareholders, the Qumu Board undertook an extensive analysis of the strategic alternatives to maximize value from the disc publishing business, including the alternative of continuing to run the operations under the current operating structure.
•	This multi-track process included contacting a range of strategic and financial buyers as well as several potential ESOP lenders.
•	The transaction we announced yesterday afternoon represents the best alternative to maximize the value of the disc publishing operation for our shareholders for three key reasons.
•	First, it allows us to lock in the value of the disc publishing business today, limiting future downside risk that could develop given the historical declining revenue resulting from technology substitution.
•	Second, the transaction enables Qumu management to focus on our high growth enterprise video content management software business.
•	Third, the estimated $19 to 20 million in net cash proceeds will enable us to continue investing and maintaining our leadership in this emerging market.

History of the Transaction

•	I’d like to spend a few moments providing some background on the evolution of the Company’s transformation and how the Board came to its decision.
•	As I mentioned earlier, revenues generated by the disc publishing business have been declining over the past several years, largely due to technology obsolescence.
•	When our management team assumed leadership responsibilities in 2010, we noted repeatedly our focus on addressing the declining disc publishing revenue and driving a transformation in the business.
•	In 2010 we began investing in online file sharing technology to address the evolving technology landscape around mobility and cloud computing.
•	As our strategic vision developed further, we recognized that video will become pervasive in the enterprise and in October of 2011, we acquired Qumu, Inc., a leader in the emerging enterprise video software industry.
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•	In the two and a half years since the acquisition, we have seen the disc publishing revenues continue to trend downward, while the software business started generating strong momentum during 2013.
•	In May of 2013, the Board engaged an investment banker, Mooreland Partners, to help it explore strategic alternatives for the disc publishing business.
•	In September of 2013, we changed the name of the corporation to Qumu and launched a new brand identity to reflect the importance of Qumu software to our future.
•	With the advice of Mooreland Partners, we conducted a competitive sale process which included identifying and contacting three strategic buyers and 19 financial buyers.
•	And, as I mentioned earlier, upon evaluation of the alternatives, the Board determined that the sale of the disc publishing business to Equus represented the best option to generate value for our shareholders. I’d also like to note that under the agreement, the Board is still able to evaluate superior written proposals but will not solicit them.

Benefits of the Equus Sale

•	The sale to Equus was chosen because it represented the highest valuation and return for Qumu shareholders.
•	There are a number of other closing conditions that will need to be met including buyer financing and receiving Qumu shareholder approval.
•	During the time between the signing and the closing of this transaction, which we expect to be by July 31, 2014, we will be focused on conducting “business as usual” for both the disc publishing and software operations and ensuring a smooth transition post-closing. Along those lines, we will be reporting our first quarter results on Monday, April 28th after market close, and will conduct our customary conference call as well.

Outlook for Qumu Corporation, excluding Disc Publishing

•	We are very optimistic about the outlook for Qumu post the transaction.
•	With a single focus on the growing enterprise video content management software business, we have the potential to achieve improved value for our shareholders.
•	As I mentioned, the declining revenue in our disc publishing business has overshadowed the strong revenue growth that Qumu software has generated. The net cash proceeds from the transaction will enable us to continue investing and maintaining our leadership in this emerging market.
•	In addition, the sale of disc publishing simplifies our business model, providing an easier way for investors to evaluate and value the growth opportunity in Qumu.

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Qumu Software Positioned for Growth

•	As we look ahead, we anticipate continued strong financial performance.
•	With a global footprint and an experienced software management team, we believe Qumu is exceptionally well positioned. We made the necessary early investment in our enterprise video content management software business to deliver a differentiated platform.
•	Qumu is the only company named as a leader in the enterprise video space by Gartner, Forrester and Frost & Sullivan.
•	This transaction will enable us to focus on that growing market opportunity and leverage our improved cash position to make the necessary strategic investments to continue growing that business.

Next Steps

•	Looking ahead, we will call a meeting of the Qumu shareholders to approve the transaction as quickly as possible. This is one of the closing conditions of the transaction.
•	Also, all of our SEC filings, including the definitive proxy statement when it is available, are posted on our website at www.qumu.com by following the Quick Link to Investors.

Summary

•	In summary, we believe we have created a transaction that maximizes value for Qumu Shareholders by bolstering our ability to grow our software business and limiting our downside risk in the disc publishing business.
•	Now Jim and I will take your questions.
•	Operator, could you please open up the line for Q&A?

Following the Q&A

•	Thanks again for joining us today. Jim and I are available later today or after our call on Monday if you have additional questions.

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Important Transaction Information

In connection with the proposed sale of disc publishing assets to Equus Holdings, Inc. and Redwood Acquisition, Inc., Qumu Corporation will file a proxy statement with the SEC. Shareholders and investors are advised to read the proxy statement when it becomes available because it will contain important information about the asset sale transaction and the Company. Shareholders and investors may obtain a free copy of the proxy statement (when available) and other documents filed by Qumu with the SEC at the SEC’s web site at www.sec.gov. Free copies of the proxy statement, once available, and the Company’s other filings with the SEC, may also be obtained at www.qumu.com by following the Quick Link for “Investors” and then following the link to “SEC Filings.” Free copies of Qumu’s filings may be obtained by directing a written request to Qumu Corporation, 7725 Washington Avenue, Minneapolis, Minnesota 55439, Attention: James R. Stewart or by telephone at 952-683-7900.

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Participants in the Solicitation

Qumu Corporation and its directors, executive officers and other members of its management may be deemed to be soliciting proxies from the Company’s shareholders in favor of the asset sale transaction with Equus Holdings, Inc. and Redwood Acquisition, Inc. Investors and shareholders may obtain more detailed information regarding the direct and indirect interests in the transaction of persons who may, under the rules of the SEC, be considered participants in the solicitation of Qumu’s shareholders in connection with the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed with the SEC. Information about the Company’s directors and executive officers may be found in the Company’s definitive proxy statement for its 2014 Annual Meeting of Shareholders filed with the SEC on April 15, 2014. These documents are available free of charge once available at the SEC’s web site at www.sec.gov or by directing a request to the Company as described above.

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